Exhibit 99.1

ASX Announcement

5 August 2021

Half Year 2021 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Half Year 2021 Results on Tuesday 10 August 2021, commencing at 10.00am AEST. The presentation will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

Coronado 2021 Half Year Results Presentation

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register. Upon clicking register you will be redirected to the registration page (as below). Here you will be provided with a dial in number, passcode and unique access PIN after registering. https://s1.c-conf.com/diamondpass/10015385-eyh37s.html

The webcast and presentation will be recorded and made available on Coronado’s website www.coronadoglobal.com shortly after the meeting.

– Ends –

This announcement was authorised for release by the Disclosure Committee of Coronado Global Resources Inc.

For further information please contact:

Investors	Media
Andrew Mooney	Brett Clegg
P: +61 458 666 639	Citadel Magnus
E: amooney@coronadoglobal.com	P: +61 487 436 985

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com